Exhibit 10.1

SUPPLEMENTAL AGREEMENT

This Supplemental Agreement (this “Supplemental Agreement”), dated as of January 26, 2026 (the “Effective Date”), is entered into by and among Advanced Biomed Inc., a Nevada corporation (the “Seller”), Advanced Biomed (HK) Limited, a Hong Kong corporation (the “Spin-Off Subsidiary”), and Wei Ha Hui (許偉霞), an individual residing in Hong Kong (the “Buyer”), and supplements that certain Spin-Off Agreement, dated as of December 23, 2025 (the “Spin-Off Agreement”), by and among the same parties. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Spin-Off Agreement.

RECITALS

WHEREAS, the parties entered into that certain Spin-Off Agreement, pursuant to which Buyer has purchased from the Seller and the Seller has transferred to the Buyer 100% of all outstanding interests of Spin-Off Subsidiary, in the amount of 10,000 ordinary shares in the Spin-Off Subsidiary;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Repayment Obligation

Section 1.01 Acknowledgment of Debt; Repayment. The parties acknowledge and agree that, as of the date of the Spin-Off Agreement and as of the Effective Date, the Spin-Off Subsidiary was and is indebted to the Seller in an aggregate amount of $6,925,549  (the “Debt”). Such amount reflects the accounts receivable of the Spin-Off Subsidiary as of the date of the Spin-Off Agreement and as of the Effective Date. The Spin-Off Subsidiary irrevocably agrees to repay the Debt in full on or before first (1st) anniversary of the Effective Date, by wire transfer of immediately available funds to an account designated in writing by Seller.

ARTICLE II

Effect of this Agreement

Section 2.01 Effect of this Agreement. This Supplemental Agreement supplements and amends the Spin-Off Agreement solely as expressly set forth herein. Except as expressly amended hereby, the Spin-Off Agreement remains unchanged and in full force and effect. Nothing herein shall be deemed to constitute a novation or release of any obligations under the Spin-Off Agreement.

Section 2.02 Conflict. In the event of any conflict between the terms of this Supplemental Agreement and the Spin-Off Agreement, the terms of this Supplemental Agreement shall control.

ARTICLE III

Representations and warranties

Section 3.01 No Additional Representations. Except as expressly set forth herein, no party makes any representations or warranties in connection with this Supplemental Agreement, and the representations and warranties contained in the Spin-Off Agreement are not amended or expanded hereby.

ARTICLE IV

Miscellaneous

Section 4.01 Interpretation; Headings. The headings in this Supplemental Agreement are for reference only and shall not affect the interpretation of this Supplemental Agreement.

Section 4.02 Severability. If any term or provision of this Supplemental Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Supplemental Agreement.

Section 4.03 Entire Agreement. This Supplemental Agreement, together with the Spin-Off Agreement, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior understandings, agreements, or representations, whether written or oral, with respect thereto.

Section 4.04 Counterparts; Electronic Signatures. This Supplemental Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Delivery of an executed signature page by electronic transmission shall be effective as delivery of a manually executed signature page.

Section 4.05 Governing Law; Submission to Jurisdiction. This Supplemental Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction). Any legal suit, action, proceeding, or dispute arising out of or related to this Supplemental Agreement, or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of New York in each case located in the city of New York and county of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, proceeding, or dispute.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed and delivered this Supplemental Agreement as of the date first written above.

SELLER

Advanced BioMed Inc.

/s/ Yi Lu
Name:	Yi Lu
Title:	Chairman OF the Board and Chief Executive Officer

Spin-Off Subsidiary

Advanced Biomed (HK) Limited

/s/ Hung To Pau
Name:	Hung To Pau
Title:

BUYER

Wei Ha Hui

/s/ Wei Ha Hui
Name:	Wei Ha Hui